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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x
In re:	: Chapter 11
:
GENUITY INC., et al.,	: Case No. 02-43558
:
Debtors.	: (Jointly Administered)
:

MONTHLY OPERATING STATEMENT FOR
THE PERIOD FROM MAY 1, 2003 TO MAY 31, 2003

DEBTOR'S ADDRESS:	225 Presidential Way, Woburn, Massachusetts 01801
	MONTHLY DISBURSEMENTS MADE BY GENUITY INC., ET AL. AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS):	$11
DEBTOR'S ATTORNEY:	Ropes & Gray LLP William F. McCarthy (WM-1669) Don S. DeAmicis (DD-2242) D. Ross Martin (DM-2947) One International Place Boston, Massachusetts 02110 and 45 Rockefeller Plaza New York, New York 10111
	MONTHLY OPERATING LOSS (IN MILLIONS):	$68
REPORT PREPARER:	GENUITY INC., et al.

        The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

By:	/s/ TODD B. BRENTS Todd B. Brents Chief Financial Officer and Controller Genuity Inc.

DATE: July 25, 2003

GENUITY INC.
(Debtor-in-Possession)
Index to Condensed Consolidated Financial Statements and Schedules

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, except Per Share Data)
For the month ended May 31, 2003

Revenues	$2,987
Operating Expenses
Cost of sales	2,069
Selling, general and administrative	3,481

Total operating expenses	5,550

Operating Loss	(2,563)
Other Income
Interest income	504
Other, net	3,993

Income Before Reorganization Items and Income Taxes	1,934
Reorganization Items
Reduction in restructuring reserves resulting from rejected contracts	2,449
Provision for rejected executory contracts, net of recoveries	(70,166)
Interest earned on accumulated cash resulting from Chapter 11 filing	423
Professional fees	(2,209)

Loss Before Income Taxes	(67,569)
Income Taxes	—

Net Loss	$(67,569)

Basic and Diluted Loss Per Common Share	$(5.93)

Basic and Diluted Weighted-Average Common Shares Outstanding	11,404

The accompanying notes are an integral part of these financial statements. The above financial statement includes the operating results of Genuity Inc. and all of its subsidiaries.

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(Dollars in Thousands, except Share Data)
May 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$957,683
Restricted cash	20,848
Receivables, less allowance of $13,252	74,652
Other receivables	15,490
Other current assets	19,424

Total current assets	$1,088,097

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$3,721
Accrued compensation and related liabilities	1,359
Accrued circuits	37,403
Accrued severance and related costs	5,515
Accrued liabilities	17,116

Total current liabilities	65,114
Liabilities subject to compromise	3,387,828

Total liabilities	3,452,942

Stockholders' deficit:
Preferred stock—$0.01 par value; 2,500,000 shares authorized; no shares issued and outstanding	—
Class A common stock—$0.01 par value; 80,000,000 shares authorized; 11,403,576 shares issued and outstanding as of May 31, 2003	114
Class B common stock—$0.01 par value; 137,201 shares authorized; 1 share issued and outstanding as of May 31, 2003	—
Class C common stock—$0.01 par value; 40,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	6,109,016
Accumulated other comprehensive loss	(5,318)
Accumulated deficit	(8,468,657)

Total stockholders' deficit	(2,364,845)

Total liabilities and stockholders' deficit	$1,088,097

The accompanying notes are an integral part of these financial statements. The above financial statement includes the financial position of Genuity Inc. and all of its subsidiaries.

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(Dollars in Thousands)
For the month ended May 31, 2003

Cash Flows from Operating Activities:
Net Loss	$(67,569)
Adjustments to reconcile net loss to net cash provided by operations:
Reduction in restructuring reserve resulting from rejected contracts	(2,449)
Recovery from rejected executory contracts	(9,309)
Changes in current assets and current liabilities:
Receivables	8,431
Other receivables	(2,523)
Other current assets	900
Other current liabilities	84,025
Other payables	(2,735)
Other, net	(481)

Net cash provided by operating activities	8,290

Net increase in cash and cash equivalents	8,290
Cash and cash equivalents, beginning of period	949,393

Cash and cash equivalents, end of period	$957,683

Supplemental Cash Flow Disclosures:
Cash (received) paid during the period for:
Professional Fees	$1,661

Income taxes	$(30)

The accompanying notes are an integral part of these financial statements. The above financial statement includes the cash flows of Genuity Inc. and all of its subsidiaries.

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the period from May 1, 2003 to May 31, 2003

Unless the context requires otherwise, all references herein to "Genuity" or the "Company" shall include Genuity Inc. and its subsidiaries.

NOTE 1—Petition for Relief under Chapter 11

        On November 27, 2002, Genuity Inc. and certain of its subsidiaries filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). Genuity Inc. filed jointly with the following direct and indirect subsidiaries: BBN Advanced Computers Inc., BBN Certificate Services Inc., BBN Instruments Corporation, BBN Telecom Inc., Bolt Beranek and Newman Corporation, Genuity Business Trust, Genuity Employee Holdings LLC, Genuity International Inc., Genuity International Networks Inc., Genuity International Networks LLC, Genuity Solutions Inc., Genuity Telecom Inc., LightStream Corporation and NapNet L.L.C. (collectively, the "Debtors"). The Debtors remain in possession of their assets and properties, which were not sold to Level 3 as described below, as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Certain subsidiaries of Genuity Inc., consisting principally of international subsidiaries, are not debtors (collectively, the "Non-Debtors") in this bankruptcy proceeding. The Debtors as "debtors-in-possession" continue to operate the Non-Debtor businesses under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

        Also on November 27, 2002, Genuity Inc. and certain of its subsidiaries (collectively, the "Genuity Sellers") entered into an asset purchase agreement (the "Level 3 Agreement") with Level 3 Communications, Inc. and certain of its subsidiaries (collectively, "Level 3"), an international communications and information services company, pursuant to which Level 3 agreed to acquire substantially all of the long-lived assets, customers and operations and assume certain obligations of the Genuity Sellers for up to $242 million in cash subject to adjustment. On January 24, 2003, the Court approved this transaction and on February 4, 2003, the Genuity Sellers and Level 3 consummated the sale. At the closing, the Genuity Sellers received $117.3 million in cash and an additional $20 million in cash was placed in escrow to cover future potential indemnification obligations. Level 3 acquired Genuity's operations and assumed substantially all of Genuity's customer relationships, including its domestic contract with America Online, Inc. ("AOL") and certain domestic customer contracts with Verizon. Level 3 also assumed certain of Genuity's significant commercial obligations including its existing long-term managed modem agreements with Verizon and Allegiance Telecom, Genuity's circuit commitment with Worldcom/MCI and Genuity's IRU agreement with Qwest. In addition, Level 3 assumed the Company's obligations under each of Genuity's senior executive employment agreements. As a result of this transaction, the Company recorded a gain on sale of $67.8 million in February 2003, which included the acquisition of $535.1 million of assets and the assumption of $468.1 million of liabilities by Level 3.

        The Company expects that the purchase price under the Level 3 agreement will be adjusted for deposits, prepayments and credit balances under customer agreements assumed and assigned to Level 3, deposits and prepayments under vendor agreements assumed and assigned to Level 3 and a pro-rata portion of 2003 property taxes on properties purchased by Level 3. These adjustments are expected to be finalized by the end of the third quarter of 2003. The Level 3 Agreement also provides that the purchase price may be adjusted downward in the event that Genuity's recurring revenue for

December 2002 and January 2003, as calculated in accordance with the Level 3 Agreement, falls below a specified threshold. Level 3 has submitted to Genuity a purchase price adjustment report seeking an adjustment for, among other items, insufficient recurring revenue. Genuity has submitted an objection to Level 3's proposed purchase price adjustment and believes that no adjustment for insufficient recurring revenue is warranted. As provided in the Level 3 Agreement, Genuity and Level 3 are currently trying to resolve all disputes regarding purchase price adjustments. If the parties cannot resolve these disputes, the Level 3 Agreement provides that either party may submit the matter to an arbitrator.

        As provided in the Level 3 Agreement, Level 3 had until May 5, 2003 to determine which remaining vendor agreements and real estate leases it would request Genuity to assume and assign to Level 3 and which contracts and leases it would permit Genuity to reject in the bankruptcy proceedings. For those contracts and leases, which Level 3 permitted Genuity to reject, the effective date of the rejection may be as late as the later of August 4, 2003 or the effective date of Genuity's Chapter 11 liquidating plan of reorganization. In general, the purchase price under the Level 3 agreement will be increased $0.27 for every $1.00 of rejection damages incurred by Genuity over $360 million up to a maximum purchase price increase of $64.8 million in respect of contracts and leases specified under the Level 3 Agreement which Level 3 permits Genuity to reject. Level 3 will reimburse Genuity for the operating costs under vendor contracts and real estate leases incurred from February 4, 2003 through the date such contracts and leases are either assumed and assigned to Level 3 or rejected by Genuity. Amounts owed from Level 3 for these reimbursed costs as of the balance sheet date are reflected as other receivables in the accompanying condensed consolidated balance sheet. Amounts owed to Level 3 for services provided after the consummation of the sale to Level 3 are reflected as other payables in the accompanying condensed consolidated balance sheet. These reimbursed amounts from and to Level 3 are reflected in the accompanying condensed consolidated statement of operations on a net basis. Under the Level 3 Agreement, the Company will cure any past monetary defaults under those contracts that are ultimately assumed and assigned to Level 3.

        Genuity is now working to formulate a plan providing for the liquidation of the remaining assets and distribution of the proceeds to creditors. The Non-Debtors, which are not part of the bankruptcy proceedings, are also winding down their operations. As of June 30, 2003, there were 80 full-time equivalent employees remaining to finalize the affairs of Genuity. Due to uncertainties regarding the potential claims against Genuity and the amount of available proceeds, it is not possible to predict when the liquidation will be completed or how much will be available for distribution to creditors. Genuity believes that its stockholders will not receive any proceeds from the liquidation and that its common stock will have no value in connection with the liquidation.

        Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the filing for Chapter 11 protection are stayed while the Debtors continue business operations as debtors-in-possession. These claims are reflected in the accompanying condensed consolidated balance sheet as "liabilities subject to compromise." Additional claims may arise subsequent to the filing date from the rejection of executory contracts and real estate leases, and from the determination by the Court (or agreed to by parties-in-interest) of allowed claims for contingencies and other disputed amounts. Included in the accompanying condensed consolidated balance sheet are $3.4 billion of liabilities subject to compromise at May 31, 2003. The claims bar date for the Debtors' cases, i.e., the deadline by which claimants were required to file claims arising prior to November 27, 2002 in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was April 18, 2003 (the "Bar Date"). The Company is evaluating the additional claims that were submitted through the Bar Date. Genuity will also evaluate any additional or amended claims submitted after the Bar Date. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amounts will be recognized accordingly. As a result, liabilities subject to compromise are subject to change. Claims classified as liabilities subject to compromise include priority as well as unsecured claims.

        The Debtors received approval from the Court to pay or otherwise honor certain of its prepetition obligations, including certain payments arising from normal business activities to employees and critical vendors.

        The Company is currently evaluating payments made within 90 days prior to the bankruptcy filing to determine if any payments would be considered preference payments under the Bankruptcy Code. To the extent any such payments are identified, the Company will start collection proceedings for the claims. Any proceeds received and the corresponding increase in the liability for the associated bankruptcy claim related to these preference claims will be reflected in the period the applicable payment is received.

        Verizon announced that as of December 18, 2002 it had sold all of its Genuity Class A common stock. On January 24, 2003, the Bankruptcy Court approved a settlement agreement entered into by Genuity and Verizon on November 27, 2002. Under the settlement agreement, Genuity agreed to release Verizon, its affiliates, officers, directors, employees and representatives from any claims arising out of or related to (a) the spin-off of Genuity in June 2000, (b) Genuity's IPO, (c) any actions by Verizon as a customer, creditor, supplier, stockholder or director of Genuity, (d) any inequitable actions by Verizon, (e) the Company's existing credit facility with a subsidiary of Verizon (the "Verizon Facility"), (f) Verizon's termination of its right to convert its shares in Genuity into a controlling interest in Genuity and the resulting termination of the Verizon Facility, (g) the Company's existing $2.0 billion revolving line of credit facility with a consortium of nine banks (the "Bank Facility"), (h) the sale of substantially all of Genuity's long-lived assets to Level 3, and other claims related to Genuity. In return, Verizon agreed to release Genuity, its affiliates, officers, directors, employees and representatives from any claims arising out of or related to (a) the spin-off of Genuity in June 2000, (b) Genuity's IPO, (c) the management of Genuity, (d) any inequitable conduct, or (e) Genuity's decision to request a draw under the Bank Facility in July 2002.

NOTE 2—Basis of Presentation

        The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), including the adoption of AICPA Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in

Reorganization Under the Bankruptcy Code," on November 28, 2002. In addition, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, in light of the Company's default under both the Bank Facility and Verizon Facility, the November 27, 2002 filing for Chapter 11 protection and the sale of substantially all of the Company's long-lived assets to Level 3 on February 4, 2003, the Company's management intends to liquidate the Company's remaining business. The condensed consolidated financial statements do not include all adjustments needed to reflect the possible future effects of the bankruptcy proceedings. The Company is planning to submit a reorganization plan to the Court committing the Company to a liquidation plan. Upon approval of this plan by the Company's board of directors and the Court, the Company will change its financial statement presentation from the going concern basis to the liquidation basis of accounting.

        These financial statements have been prepared in accordance with U.S. GAAP for interim financial information, and accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

        The accompanying condensed consolidated financial statements include the accounts of Genuity Inc. and all of its subsidiaries (both Debtor and Non-Debtor). See Schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

        In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or that are probable of being paid during the bankruptcy proceeding. Contractual interest expense for the period was $11.2 million, of which $0 is included in the accompanying condensed consolidated statement of operations. Gross taxable sales for the month ended May 31, 2003 were $0.

NOTE 3—Summary of Significant Accounting Policies

        The Company's significant accounting policies are described in more detail in Note 2 of the Notes to the Consolidated Financial Statements included in its most recent audited financial statements on Form 8-K filed with the Securities and Exchange Commission on June 13, 2003. For interim reporting purposes, except as noted above, the Company follows the same significant accounting policies.

Revenue Recognition

        Revenue was generally recognized when services were rendered or products were delivered to customers. Genuity recognized revenues when persuasive evidence of an arrangement between the customer and the Company existed, service had been provided to the customer, the price to the customer was fixed and determinable and collectibility of the sales price was reasonably assured. The Company recognized revenues from financially distressed customers in the period in which cash was received, after the collection of all previous outstanding accounts receivable balances. The Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for estimated credit losses.

        Genuity had contracts with some customers that provided service level commitments. If Genuity did not meet the required service levels, it may have been obligated to provide credits, usually in the form of free service for a short period of time. These amounts were accounted for in cost of sales. The credits issued under these arrangements for Genuity's failure to meet service level commitments have not been material.

Cash and Cash Equivalents

        Cash and cash equivalents include investments in short-term, highly liquid securities, which have maturities when purchased of three months or less.

Accounts Receivable

        The receivable balance as of May 31, 2003 includes certain amounts which are significantly past due as a result of the bankruptcy filing. Many of these receivables are from customers whom the Company also owes liabilities, which became subject to compromise as of the bankruptcy filing on November 27, 2002. The Company has performed an assessment of the collectibility of these receivables and adjusted the allowance for doubtful accounts to properly reflect the receivables at an estimated net realizable value. A portion of these receivables may ultimately not be received in cash, but alternatively used to offset a portion of any corresponding bankruptcy claim held by the customers, as determined by the Court.

Common Stock and Loss per Share

        The Company's Class A common stock was delisted from NASDAQ on December 5, 2002, after receiving previous notification from NASDAQ that the Company's Class A common stock did not meet the minimum listing requirements. The Company's Class A common stock currently trades on the Over the Counter Bulletin Board. Effective April 4, 2003, Euronext Paris SA transferred the Genuity Class A common shares that previously traded on the Nouveau Marché under the symbol "Genuity A-REGS 144" to the Delisted Securities Segment. Until October 11, 2003, the shares of Class A common stock which previously traded on the Nouveau Marché may not be sold, pledged, hedged or otherwise disposed of in the United States or to U.S. Persons, except in accordance with available resale exemptions under the Securities Act.

        Genuity believes that its stockholders will not receive any proceeds from the liquidation and that its common stock will have no value in connection with the liquidation.

        Basic earnings or loss per share ("EPS") is measured as the income or loss attributable to common stockholders divided by the weighted-average outstanding common shares for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the later of the date of issuance or the beginning of the periods presented. Potential common shares that have an anti-dilutive effect are excluded from diluted EPS.

NOTE 4—Rejected Contracts

        As provided in the Level 3 Agreement, Level 3 had until May 5, 2003 to determine which remaining vendor agreements and real estate leases will be assumed and assigned to Level 3 and which agreements Genuity would be permitted to reject. For those contracts and leases which Level 3 permits Genuity to reject, the Level 3 Agreement also specifies that the effective date of the rejection may be as late as the later of August 4, 2003 or the effective date of Genuity's Chapter 11 liquidating plan of reorganization. Upon rejection of the contracts by the Company, Genuity may need to record an additional accrual or reduce the existing accrued liability balance associated with the rejected contracts to an estimated bankruptcy claim.

        In May 2003 Genuity, with Level 3's permission under the Level 3 Agreement, rejected various lease agreements for previously vacated properties. In 2001 and 2002, Genuity recorded restructuring reserves associated with the vacated facilities equal to the remaining lease obligations net of estimated sublease income. The Company reduced these restructuring reserves by $2.4 million in May 2003 to reflect the expected claims in the bankruptcy proceedings for these rejected leases.

        In May 2003 Genuity, with Level 3's permission under the Level 3 Agreement, rejected various capital lease and other agreements. The Company reduced the capital lease obligations by $9.3 million in May 2003 to reduce the balance of the capital lease obligations to the expected claim in the bankruptcy proceedings. In addition, Genuity recorded a provision of approximately $79.5 million to reflect the estimated bankruptcy claims associated with the other agreements that were rejected in May 2003 or are expected to be rejected after May 31, 2003. Both adjustments related to the rejection of various capital lease and other agreements and are reflected in the accompanying condensed consolidated statement of operations within provision for rejected executory contracts, net of recoveries.

NOTE 5—Liabilities Subject to Compromise

        When the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code on November 27, 2002, all litigation and other claims against the Company were automatically stayed. The claims bar date for the Debtors' cases, i.e., the deadline by which claimants were required to file claims arising prior to November 27, 2002 in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was April 18, 2003 (the "Bar Date"). The Company is evaluating the additional claims that were submitted through the Bar Date. Genuity will also evaluate any additional or amended claims submitted after the Bar Date. Additional claims may arise subsequent to the filing date from the rejection of executory contracts and real estate leases, and from the determination by the Court (or agreed to by parties-in-interest) of allowed claims for contingencies and other disputed amounts. The Debtors have received approximately 5,500 claims to date. The "liabilities subject to compromise" balance below represents the Company's estimate of the claims, which will ultimately be allowed in the bankruptcy proceedings. Due to uncertainties regarding the total amount of allowed claims against the debtors and the amount of available proceeds, it is not possible for the Company to predict the effect that the resolution of these claims may have on the timing of the completion of the Company's liquidation or on the amount that will be available for distribution to creditors.

        Liabilities subject to compromise consists of the following (in thousands):

Bank borrowings	$1,664,200
Verizon borrowings	1,150,000
Capital lease obligations	12,273
6% convertible subordinated debentures	7,487
Accounts payable	120,303
Accrued circuits	120,152
Accrued liabilities	313,413

Liabilities Subject to Compromise	$3,387,828

        Prior to the Company's bankruptcy filing, entities within Genuity's consolidated group guaranteed certain obligations of other entities within the group, the most significant of which was the guarantee of Genuity Inc.'s borrowings under the Bank Facility by Genuity Solutions and Genuity Telecom.

NOTE 6—Contingencies

        When the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code on November 27, 2002, all litigation and other claims against the Company were automatically stayed. The Company anticipates that these claims will be resolved through the bankruptcy process. Additional claims may arise subsequent to the filing date, including claims arising from the rejection of executory contracts and real estate leases and from the determination by the Court (or through agreement of the parties-in-interest) of allowed claims for contingencies and other disputed amounts. Due to uncertainties regarding the total amount of allowed claims against the debtors and the amount of available proceeds, it is not possible for the Company to predict the effect that the resolution of these claims may have on the timing of the completion of the Company's liquidation or on the amount that will be available for distribution to creditors.

        As of November 27, 2002, Genuity Solutions Inc. ("Genuity Solutions") was a party to an action it had filed on October 2, 2002 in the United States District Court for the Southern District of New York against Nortel Networks Inc. and Nortel Networks Corp. Genuity Solutions' complaint in that action alleges breach of contract arising from Nortel's failure to make a payment of approximately $6 million that was due on or before September 30, 2002. Genuity Solutions' complaint also seeks a declaratory judgment that Nortel is obligated to pay to Genuity $8 million due in the fourth quarter of 2002. In December 2002, this action was, by agreement of the parties, transferred to the Court. Subsequently, Genuity Solutions initiated the dispute resolution process under a letter of intent between it and Qtera Corporation ("Qtera"), a wholly-owned subsidiary or affiliate of Nortel, alleging that Qtera failed to comply with the requirements of the parties' agreement and seeking the return of approximately $50 million that the Company had paid to Qtera. In addition, Nortel filed a proof of claim in the Company's bankruptcy proceeding, contending that the Company owes it approximately $167 million under a number of contracts between the Company and Nortel. The Company intends to contest all or most of these claims. The Company has accrued amounts totaling $47 million for such matters, and does not presently believe that additional accruals are required. The Company anticipates that all matters between the parties will be resolved through the bankruptcy process.

        Effective January 3, 2002, Genuity entered into an agreement (the "Memorandum of Understanding" or "MOU") with Verizon Services Corp., Telesector Resources Group, Inc. and GTE Consolidated Services Inc., each on behalf of certain Verizon operating telephone companies and Verizon Advanced Data Inc. and Verizon Advanced Data-Virginia, Inc. (collectively, "Verizon Services") under which Verizon Services would provide dedicated access services, frame relay, ATM, and certain other services (collectively "Access Services"). Under the MOU, Genuity agreed to purchase an aggregate minimum of $283 million of Access Services over a five-year period. The MOU stated that Verizon Services was not obligated to provide services in a state until it received all necessary regulatory and other governmental approvals. In the event that such approval process materially and adversely changed the rights, obligations or risks of Verizon Services or Genuity, the parties agreed to negotiate in good faith to reach new terms that would satisfy their original intentions and in the event they were unable to agree upon such terms, either party was given the right to terminate the MOU or affected services. The MOU provided that, in the event of such a termination, Genuity would not be subject to any termination or shortfall liability, nor to any other liability that would otherwise apply under Verizon Services' tariffs. In July 2002, Verizon Services verbally notified Genuity that the Federal Communications Commission ("FCC") had refused to approve the MOU because the FCC disapproved the MOU's waiver of termination liabilities and required a cost justification from Verizon Services. Verizon Services did not provide the FCC with a cost justification for the waiver and advised Genuity that they had no intent to do so. The waiver would have protected Genuity from substantial termination liabilities in migrating a large number of previously provisioned Verizon circuits to the MOU pricing structure and terms. Genuity took the position that any prospect of imposing termination liabilities would eliminate most or all of the benefit of the MOU for Genuity. Genuity attempted to negotiate new terms with Verizon Services that would satisfy the original intention of the parties, but was unable to come to an agreement that would meet this objective. Consequently, on September 20, 2002, Genuity gave written notice to Verizon Services that Genuity was terminating the MOU due to failure by Verizon Services to secure necessary regulatory approval resulting in a material adverse change, and accompanied by the failure by Verizon Services to propose any alternative agreement that might satisfy the original intentions of the parties. Verizon Services has asserted that Genuity's termination was not justified under the MOU and in a claim submitted to the

Court, asserted that Genuity owes various liabilities in the amount of $78.9 million. The Company anticipates that this dispute will be resolved through the bankruptcy process.

        As of November 27, 2002, Genuity Solutions Inc. ("Genuity Solutions") was a party to a lawsuit filed against it by ICG DataChoice Network Services, LLC ("ICG"). ICG had filed suit against Genuity Solutions in federal court in Denver, Colorado in January 2002, alleging claims for breach of contract and anticipatory breach of contract arising out of a contract under which ICG was to provide telecommunications services to Genuity Solutions. Genuity Solutions has denied ICG's allegation, and takes the position that it justifiably terminated the contract due to ICG's failure to perform. The Company defended the lawsuit until the case was stayed. The Company expects that the ICG matter will be resolved through the bankruptcy process.

Schedule I
GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATING BALANCE SHEET
(Unaudited)
(in thousands)
May 31, 2003

	Debtors	Non-Debtors	Adjustments and Elims	Consolidated
CURRENT ASSETS
Total current assets	$1,100,569	$18,890	$(31,362)	$1,088,097

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise	$64,932	$30,911	$(30,729)	$65,114
Liabilities subject to compromise	3,400,482	—	(12,654)	3,387,828

Total liabilities	3,465,414	30,911	(43,383)	3,452,942
Total stockholders' deficit	(2,364,845)	(12,021)	12,021	(2,364,845)

Total liabilities and stockholders' deficit	$1,100,569	$18,890	$(31,362)	$1,088,097

Schedule II
GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
(in thousands)
For the month ended May 31, 2003

	Debtors	Non-Debtors	Adjustments and Elims	Consolidated
Revenues	$2,986	$321	$(320)	$2,987
Operating Expenses
Cost of sales	2,207	24	(162)	2,069
Selling, general and administrative	3,325	314	(158)	3,481

Total operating expenses	5,532	338	(320)	5,550

Operating Loss	(2,546)	(17)	—	(2,563)
Other Income
Interest income	504	—	—	504
Other, net	3,417	576	—	3,993

Income Before Reorganization Items and Income Taxes	1,375	559	—	1,934
Reorganization Items
Reduction in restructuring reserves resulting from rejected contracts	2,449	—	—	2,449
Provision for rejected executory contracts, net of recoveries	(70,166)			(70,166)
Interest earned on accumulated cash resulting from Chapter 11 filing	423	—	—	423
Professional fees	(2,209)	—	—	(2,209)

Income (Loss) Before Income Taxes	(68,128)	559	—	(67,569)
Income Taxes	—	—	—	—

Net Income (Loss)	$(68,128)	$559	$—	$(67,569)

Schedule III
GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
SCHEDULE OF PAYROLL AND PAYROLL TAXES
(in thousands)
For the month ended May 31, 2003

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$918	$279	$51

*
Taxes are remitted by Genuity to a third party vendor and paid by the vendor to the appropriate tax authorities.

**
Gross Wages were paid by the Company on May 9 and May 23, 2003.

Schedule IV
GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
(in thousands)
For the period from May 1, 2003 to May 31, 2003

	Amount Withheld/ Accrued	Amount Paid
Federal
Foreign	$—	$—

Total Federal Taxes	$—	$—

State and Local
Income and Franchise	$—	$2
Property	—	—
Sales and Use	—	29

Total State and Local	$—	$31

Total Taxes	$—	$31

Schedule V
GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
TOTAL DISBURSEMENTS BY DEBTOR
(in thousands)
For the month ended May 31, 2003

Legal Entity	Disbursements
Genuity Inc.	$12
Genuity Solutions Inc.	9,784
Genuity Telecom Inc.	80
Genuity International Networks Inc.	—
Genuity Employee Holdings LLC	—
Genuity International Networks LLC	—
Genuity Business Trust	—
BBN Advanced Computers Incorporated	—
BBN Certificates Services Incorporated	—
BBN Telecom Incorporated	—
Bolt Beranek and Newman Corporation	—
BBN Instruments Corporation	—
LightStream Corporation	—
NapNet LLC	—
Genuity International Inc.	1,517

Total Disbursements	$11,393

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
DEBTOR'S STATEMENT REGARDING INSURANCE POLICIES
For the period from May 1, 2003 to May 31, 2003

All insurance policies are fully paid for the current period, including amounts owed for workers' compensation and disability insurance.

QuickLinks

MONTHLY OPERATING STATEMENT FOR THE PERIOD FROM MAY 1, 2003 TO MAY 31, 2003
GENUITY INC. (Debtor-in-Possession) Index to Condensed Consolidated Financial Statements and Schedules
GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) (In Thousands, except Per Share Data) For the month ended May 31, 2003
GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) (Dollars in Thousands, except Share Data) May 31, 2003
GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) (Dollars in Thousands) For the month ended May 31, 2003
GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) For the period from May 1, 2003 to May 31, 2003
Schedule I GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) CONDENSED CONSOLIDATING BALANCE SHEET (Unaudited) (in thousands) May 31, 2003
Schedule II GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (Unaudited) (in thousands) For the month ended May 31, 2003
Schedule III GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) SCHEDULE OF PAYROLL AND PAYROLL TAXES (in thousands) For the month ended May 31, 2003
Schedule IV GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD (in thousands) For the period from May 1, 2003 to May 31, 2003
Schedule V GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) TOTAL DISBURSEMENTS BY DEBTOR (in thousands) For the month ended May 31, 2003
GENUITY INC. (Debtor-in-Possession) CASE NO. 02-43558 (Jointly Administered) DEBTOR'S STATEMENT REGARDING INSURANCE POLICIES For the period from May 1, 2003 to May 31, 2003